Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Pharmacyclics, Inc., a Delaware corporation (the “Company”), on Form 10-K for the year ended June 30, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, Robert W. Duggan, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ ROBERT W. DUGGAN

Robert W. Duggan
Chairman of the Board and Chief Executive Officer
September 13, 2010

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Pharmacyclics, Inc, a Delaware corporation (the “Company”), on Form 10-K for the year ended June 30, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, Rainer M. Erdtmann, Vice President, Finance and Administration and Secretary of the Company, certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ RAINER M. ERDTMANN

Rainer M. Erdtmann
Vice President, Finance & Administration & Secretary
September 13, 2010